Exhibit 10.4

SPREADTRUM COMMUNICATIONS, INC.

FORM EMPLOYMENT AGREEMENT

This Agreement is entered into as of [                    ], (the “Effective Date”) by and between Spreadtrum Communications, Inc. (the “Company”), and [                    ] (“Executive”).

1. Duties and Scope of Employment.

(a) Positions and Duties. Executive will continue to serve as [                    ] of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as will reasonably be assigned to him by the Company’s Board of Directors (the “Board”) [or its Chief Executive Officer]. The Board [or the Company’s Chief Executive Officer] may modify Executive’s job title and duties as it deems necessary and appropriate in light of the Company’s needs and interests from time to time. The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”

(b) Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

2. At-Will Employment. The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company shall give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company. However, as described in this Agreement, Executive may be entitled to severance benefits depending on the circumstances of Executive’s termination of employment with the Company.

3. Compensation.

(a) Base Salary. During the Employment Term, the Company will pay Executive an annual salary of [US$            ] as compensation for his services (the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding. Executive’s salary will be subject to review, and adjustments will be made based upon the Company’s normal performance review practices.

(b) Performance Bonus. Executive will be eligible to receive annual cash bonuses of [            ], with the exact amount to be determined based on a range of performance targets to be established by the Board or an appropriate committee thereof.

(c) Equity. Executive will be eligible to receive awards of options, restricted shares or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time, with the exact number of shares and the terms of any such award to be determined at the sole discretion of the Board or an appropriate committee thereof.

4. Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company’s group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5. Vacation. Executive will be entitled to paid vacation in accordance with the Company’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

6. Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement policy as in effect from time to time.

7. Children’s Education. The Company will reimburse Executive up to US$[            ] annually in the aggregate for any expenses incurred by Executive relating to the education of Executive’s children.

8. Family Airfare Reimbursement. Each year, the Company will reimburse Executive coach airfare for up to four (4) trips (or business class airfare for up to two (2) trips) taken by Executive’s spouse and children between the U.S. and China for the purpose of visiting Executive.

9. Severance.

(a) Termination Other Than for Cause, Death or Disability or Resignation for Good Reason. If the Company terminates Executive’s employment with the Company other than for Cause, or (ii) Executive resigns from his employment with the Company for Good Reason, then, subject to Sections 10 and 13 below, Executive will be entitled to (A) receive continuing payments of severance pay at a rate equal to his Base Salary rate, as then in effect, for [    ] months from the date of such termination in accordance with the Company’s normal payroll policies, (B) accelerated vesting of all outstanding equity awards as to [the lesser of (i)] 50% of the then unvested portion of any such award [or (ii) 25% of any such award], [and (C) relocation expenses up to [US$            ] in the aggregate to enable you and your immediate family (if applicable) to relocate back to [                    ]].

(b) Termination for Cause, Death or Disability; Resignation without Good Reason. If Executive’s employment with the Company terminates voluntarily by Executive (except upon resignation for Good Reason), for Cause by the Company or due to Executive’s death or disability, then (i) all vesting will terminate immediately with respect to Executive’s outstanding equity awards, (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (iii) Executive will only be eligible for severance benefits in accordance with the Company’s established policies, if any, as then in effect.

10. Conditions to Receipt of Severance; No Duty to Mitigate.

(a) Separation Agreement and Release of Claims. The receipt of any severance pursuant to Section 9 above will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company. No severance pursuant to Section 9 above will be paid or provided until the separation agreement and release agreement becomes effective.

(b) Section 409A. Notwithstanding anything to the contrary in this Agreement, any cash severance payments otherwise due to Executive pursuant to Section 9 above or otherwise on or within the six-month period following Executive’s termination will accrue during such six-month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination, provided, that such cash severance payments will be paid earlier, at the times and on the terms set forth in the applicable provisions of Section 9 above, if the Company reasonably determines that the imposition of additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), will not apply to an earlier payment of such cash severance payments. In addition, this Agreement will be deemed amended to the extent necessary to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Code Section 409A and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder, and the parties agree to cooperate with each other and to take reasonably necessary steps in this regard.

(c) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

11. Definitions.

(a) Cause. For purposes of this Agreement, “Cause” is defined as (i) an act of dishonesty made by Executive in connection with Executive’s responsibilities as an employee which is intended to result in substantial personal enrichment of the Executive; (ii) Executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) Executive’s gross misconduct; (iv) Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company; (v) Executive’s willful breach of any obligations under any written agreement or covenant with the Company; (vi) Executive’s continued failure to perform his employment duties after Executive (A) has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Executive has not substantially performed his duties, and (B) has failed to cure such non-performance to the Company’s satisfaction within 10 business days after receiving such notice; or (vii) Executive’s failure to cooperate in an investigation initiated by the Board.

(b) Good Reason. For the purposes of this Agreement, “Good Reason” means without Executive’s express written consent (i) a significant reduction of Executive’s duties, position or responsibilities, or the removal of Executive from such position and responsibilities, unless Executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains as such following a change of control of the Company but is not made the Chief Financial Officer of the acquiring corporation) will not constitute “Good Reason”; or (ii) the reduction of Executive’s aggregate base salary and target bonus opportunity (“Base Compensation”) below Executive’s Base Compensation immediately prior to such reduction, unless the Company also similarly reduces the Base Compensation of all other executives of the Company).

12. Confidential Information. If he has not already done so, Executive shall enter into the Company’s standard Confidential Information and Invention Assignment Agreement (the “Confidential Information Agreement”).

13. Non-Solicitation. Until the date one (1) year after the termination of Executive’s employment with the Company for any reason, Executive agrees not, either directly or indirectly, to solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company (or any parent or subsidiary of the Company) or cause an employee to leave his employment either for Executive or for any other entity or person. Executive represents that he (a) is familiar with the foregoing covenant not to solicit, and (b) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants. The receipt of any severance benefits pursuant to Section 9 above will be subject to Executive not violating the provisions of this Section 13. In the event Executive breaches the provisions of this Section 13, all continuing payments and benefits to which Executive may otherwise be entitled pursuant to Section 9 above will immediately cease and Executive will have the longer of (i) thirty (30) days following the commencement of such breach, and (ii) such period of time as originally set forth in his award agreement to exercise any options or other similar rights to acquire the Company’s ordinary shares.

14. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

15. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b)

one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Spreadtrum Communications, Inc.

c/o Spreadtrum Communications (Shanghai) Co. Ltd.

Spreadtrum Center, Building No. 1

Lane 2288, Zuchongzhi Road

Attn: General Counsel

If to Executive:

at the last residential address known by the Company.

16. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

17. Arbitration.

(a) Arbitration. In consideration of Executive’s employment with the Company, its promise to arbitrate all employment-related disputes and his receipt of the compensation, pay raises and other benefits paid to him by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s employment with the Company or the termination of Executive’s employment with the Company, including any breach of this Agreement, will be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Sections 1280 through 1294.2, including Section 1283.05 (the “Rules”) and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under state or federal law, include, but are not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with him.

(b) Procedure. Executive agrees that any arbitration will be administered by the American Arbitration Association (“AAA”) and that the neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. Executive agrees that the arbitrator will have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive also agrees that the arbitrator will have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Executive understands that the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive will pay the first $125.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator will administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules will take precedence. Executive agrees that the decision of the arbitrator will be in writing.

(c) Remedy. Except as provided by this Agreement and by the Rules, including any provisional relief offered therein, arbitration will be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. The arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator will not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

(d) Administrative Relief. Executive understands that this Agreement does not prohibit him from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers’ compensation board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

(e) Voluntary Nature of Agreement. Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understands it, including that Executive is waiving Executive’s right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive’s choice before signing this Agreement.

18. Integration. This Agreement, together with the Confidential Information Agreement, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.

19. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

20. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

21. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

22. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

23. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

24. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

SPREADTRUM COMMUNICATIONS, INC.

By:	Date:

Title:

EXECUTIVE:
Date:
[ ]

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